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                                                                      EXHIBIT 11


                                  AMSURG CORP.
                               EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002


The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                                                        PER
                                                                  EARNINGS          SHARES             SHARE
                                                                 (NUMERATOR)     (DENOMINATOR)         AMOUNT
                                                                 -----------     -------------         ------
For the three months ended June 30, 2003:
    Basic earnings per share:
             Net earnings                                        $ 7,337              19,848         $   0.37
    Effect of dilutive securities options                             --                 316
                                                                 -------              ------
    Diluted earnings per share:
             Net earnings                                        $ 7,337              20,164         $   0.36
                                                                 =======              ======

For the three months ended June 30, 2002:
    Basic earnings per share:
             Net earnings                                        $ 5,888              20,375         $   0.29
    Effect of dilutive securities options                             --                 391
    Diluted earnings per share:
                                                                 -------              ------
             Net earnings                                        $ 5,888              20,766         $   0.28
                                                                 =======              ======

For the six months ended June 30, 2003:
    Basic earnings per share:
             Net earnings                                        $14,340              20,202         $   0.71
    Effect of dilutive securities options                             --                 267
    Diluted earnings per share:
                                                                 -------              ------
             Net earnings                                        $14,340              20,469         $   0.70
                                                                 =======              ======

For the six months ended June 30, 2002:
    Basic earnings per share:
             Net earnings                                        $11,260              20,258         $   0.56
    Effect of dilutive securities options                             --                 376
    Diluted earnings per share:
                                                                 -------              ------
             Net earnings                                        $11,260              20,634         $   0.55
                                                                 =======              ======

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